UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2021
VOCERA COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-35469	94-3354663
(Commission File Number)	(IRS Employer Identification No.)

525 Race Street, San Jose, CA
(Address of principal executive offices)
95126
(Zip Code)
(408) 882-5100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0003 par value	VCRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 4, 2021, Vocera Communications, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) at which the Company’s stockholders (i) elected the three Class III directors identified in the table below, each to serve until the third annual meeting of stockholders following the 2021 Annual Meeting and until a successor has been elected and qualified, subject to earlier resignation or removal, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, (iii) adopted a non-binding advisory vote to approve the compensation of the Company’s named executive officers (“Say-on-Pay”), (iv) approved a new 2021 Equity Incentive Plan (the “2021 EIP”), and (v) approved the Amended and Restated Employee Stock Purchase Plan to extend the term of the plan and make certain clarifying changes (the “A&R 2012 ESPP”).
Set forth below are the final voting tallies for the Company’s 2021 Annual Meeting:

Proposal: Election of Directors	For	Against	Withheld	Broker Non-Vote
John N. McMullen	29,543,597	587,422	20,450	1,560,316
Sharon O’Keefe	25,208,508	4,922,511	20,450	1,560,316
Ronald A. Paulus	29,916,837	214,183	20,449	1,560,316

Proposal:	For	Against	Abstain	Broker Non-Vote
Ratification of independent auditor	31,683,818	7,504	20,463	—

Proposal:	For	Against	Abstain	Broker Non-Vote
Say-on-Pay	25,229,256	4,893,867	28,346	1,560,316

Proposal:	For	Against	Abstain	Broker Non-Vote
2021 EIP	22,739,778	7,403,950	7,741	1,560,316

Proposal:	For	Against	Abstain	Broker Non-Vote
A&R 2012 ESPP	29,824,494	317,044	9,931	1,560,316

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOCERA COMMUNICATIONS, INC.
June 7, 2021	By:	/s/ Brent D. Lang
Brent D. Lang
Chief Executive Officer